Exhibit 99.1
Cardlytics to Acquire Dosh to Bolster Digital Advertising Offering
ATLANTA, GA – March 1, 2021 – Cardlytics (NASDAQ: CDLX), a digital advertising platform, announced today its planned acquisition of Dosh, a cash-back offers platform, for $275 million in cash and stock.
Founded in 2016, Dosh is best known for creating a consumer app that provides cash back for millions of consumers from thousands of merchants. The Dosh app delivers an individualized consumer experience, providing the right offer to the right person at the right time, which has resulted in year-over-year growth in new brands leveraging its advertising platform to drive sales. In the past year, Dosh expanded its product offering by enabling financial institutions, neo-banks, and fintech companies - like Venmo, Betterment, and Ellevest – to rapidly deploy its platform in their own digital channels to remain top of wallet with customers.
“Dosh’s technology is extremely complementary to the long-term financial institution integrations and substantial scale we’ve built over the past 13 years. With the addition of Dosh, Cardlytics will accelerate its ongoing efforts to improve the advertising industry through our brand-safe alternative, which provides superior returns based on actual purchases. This creates real value for consumers, advertisers, and our bank partners,” said Lynne Laube, CEO and co-founder of Cardlytics. “I look forward to welcoming Dosh to the Cardlytics team and anticipate a smooth transition as we collectively advance our shared vision for the industry.”
Combining the scale of Cardlytics’ advertising platform - with an audience of more than 163 million monthly active users – with Dosh’s innovation, the companies will give advertisers the ability to engage with consumers through some of the largest financial institutions and most notable neo-banks and fintech companies in the world.
“Dosh is focused on delivering an engaging cash-back experience for consumers on behalf of advertisers and fintech partners,” said Ryan Wuerch, CEO and co-founder of Dosh. “Combining our technology with Cardlytics’ scale, we have an opportunity to drive significant revenue for our advertisers while putting money back in the wallets of consumers. We are excited to join the Cardlytics team and are looking forward to positively impacting consumers and merchants.”
Cardlytics uniquely helps marketers win new customers and drive loyalty inside the banks’ fraud-free, brand-safe online and mobile channels. To date, Cardlytics has provided more than $500 million in cash back to consumers, while also driving positive, measurable results for its advertisers across a variety of industries including retail, restaurant, telecommunications, direct to consumer, grocery, and travel.
BofA Securities is acting as financial advisor and Cooley LLP as legal advisor to Cardlytics. This transaction is expected to close later this quarter.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.
About Dosh
Dosh is a transaction-based advertising platform that helps consumers earn cash back when they shop, dine, or book hotels. Through the Dosh app and integrations with neo-banks and fintech partners, we connect thousands of merchants to millions of consumers. With an emphasis on consumer-centric rewards experiences, our merchant advertising solutions drive new customer acquisition, increased transaction frequency, and higher average order value by giving cash back to customers when they make a purchase. Learn more at www.dosh.com.

Exhibit 99.1
Contacts:
Public Relations:
Angie Amberg
Cardlytics, Inc.
aamberg@cardlytics.com

Investor Relations:
William Maina
ICR, Inc.
ir@cardlytics.com

Forward-Looking Statements
This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These statements include the expectations regarding the closing of the acquisition and the anticipated benefits of the acquisition. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the companies may differ materially from the future results, performance and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include the satisfaction of closing conditions of the acquisition. Uncertainties regarding technical difficulties, issues that might arise in any particular business relationship and other risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021 and the Company’s other periodic reports that it files with the Securities and Exchange Commission from time to time. The statements made in this press release are based on information available to Cardlytics as of the date of this press release and Cardlytics undertakes no obligation to update any of the forward-looking statements after the date of this press release.